Exhibit 10.38
Form of Restricted Stock Unit Award Agreement — Schedule A
Notice of Restricted Stock Unit Grant

Company:	Apache Corporation

Recipient Name:

Notice:	You have been granted the following award of Restricted Stock Units in accordance with the terms of the Plan and the attached Restricted Stock Unit Award Agreement.

Type of Award:	Restricted Stock Units

Plan:	Apache Corporation 2007 Omnibus Equity Compensation Plan.

Grant Date:	May 6, 2009

RSUs:

Restriction Period:	Subject to the terms of the Plan and this Agreement, the Restriction Period applicable to the Restricted Stock Units shall commence on the Grant Date and shall lapse on the date listed in the “Lapse Date” column below as to that percentage of Shares underlying the Restricted Stock Units set forth below opposite each such date.

Percentage of
Shares as to Which
Restriction Period
Lapse Date	Lapses
The first day of the month following the first anniversary of the Grant Date	25%
The second anniversary of the Grant Date	25%
The third anniversary of the Grant Date	25%
The fourth anniversary of the Grant Date	25%

Acceptance:	Please complete the on-line grant acceptance as promptly as possible to accept or reject your Restricted Stock Unit Award. You can access this through your account at www.netbenefits.com. By accepting your Restricted Stock Unit Award, you will have agreed to the terms and conditions set forth in this Agreement and the terms and conditions of the Plan. If you do not accept your grant you will be unable to receive your shares.

Restricted Stock Unit Award Agreement
     This Restricted Stock Unit Award Agreement (this “Agreement”), dated as of the Grant Date set forth in the Notice of Restricted Stock Unit Grant attached as Schedule A hereto (the “Grant Notice”) is made between Apache Corporation (the “Company”) and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Agreement.
     1. Grant of the Restricted Stock Units. Subject to the provisions of this Agreement and the provisions of the Apache Corporation 2007 Omnibus Equity Compensation Plan (the “Plan”), the Company hereby grants to the Participant, pursuant to the Plan, a right to receive the number of shares of $0.625 par value common stock of the Company (“Shares”) set forth in the Grant Notice, or a cash payment in respect thereof (the “Restricted Stock Units”).
     2. Restriction Period; Termination. The Restriction Period with respect to the Restricted Stock Units shall be as set forth in the Grant Notice. All Restricted Stock Units for which the Restriction Period has not lapsed prior to the date of the Participant’s termination of employment with the Company and the Affiliates under any circumstances shall be immediately forfeited; provided, however, that in the event the Participant’s employment with the Company and the Affiliates terminates due to his or her death, the Restriction Period as to all Restricted Stock Units shall thereupon immediately lapse in its entirety.
     3. Delivery of Shares and/or Payment of Cash. As soon as reasonably practicable following the lapse of the applicable portion of the Restriction Period, but in no event later than the end of the calendar year in which such lapse occurs, or, if later, the 15th day of the third calendar month following the date of such lapse, the Company shall cause to be delivered to the Participant the full number of Shares underlying the Restricted Stock Units as to which such portion of the Restriction Period has so lapsed, a cash payment in the amount of the then-current Fair Market Value of such Shares or a combination of such Shares and such cash payment, as the Committee, in its sole discretion, shall determine, subject to satisfaction of applicable tax withholding obligations with respect thereto pursuant to Section 11 of the Plan.
     4. No Ownership Rights Prior to Issuance of Shares. Neither the Participant nor any other person shall become the beneficial owner of the Shares underlying the Restricted Stock Units, nor have any rights of a shareholder (including, without limitation, dividend and voting rights) with respect to any such Shares, unless and until and after such Shares have been actually issued to the Participant and transferred on the books and records of the Company or its agent in accordance with the terms of the Plan and this Agreement.
     5. Non-Transferability of Restricted Stock Units. The Restricted Stock Units shall not be transferable otherwise than by will or the laws of descent and distribution, subject to the conditions and exceptions set forth in Section 14.2 of the Plan.
     6. No Right to Continued Employment. Neither the Restricted Stock Units nor any terms contained in this Agreement shall confer upon the Participant any express or implied right to be retained in the employment or service of the Company or any Affiliate for any period, nor restrict in any way the right of the Company or any Affiliate, which right is hereby expressly reserved, to terminate the Participant’s employment or service at any time for any reason. The Participant acknowledges and agrees that any right to have restrictions on the Restricted Stock Units lapse is earned only by continuing as an employee of the Company or an Affiliate at the will of the Company or such Affiliate, or satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired, being granted the Restricted Stock Units or acquiring Shares, or receiving a cash payment, hereunder.
     7. The Plan. In consideration for this award of Restricted Stock Units, the Participant agrees to comply with the terms of the Plan and this Agreement. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such regulations as may from time to time be adopted by the Committee. Unless defined herein, capitalized terms are used herein as defined in the Plan. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Plan and the prospectus describing the Plan can be found on the Company’s HR intranet and the Fidelity website (www.netbenefits.com ). A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at 2000 Post Oak Blvd., Suite 100, Houston, Texas 77056-4400, Attention: Corporate Secretary.
     8. Compliance with Laws and Regulations.
          (a) The Restricted Stock Units and any obligation of the Company to deliver Shares hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Company shall not deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for

Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.
          (b) It is intended that any Shares received in respect of the Restricted Stock Units shall have been registered under the Securities Act of 1933 (“Securities Act”). If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with Federal and state securities laws,
          (c) If, at any time, the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the shares acquired under this Agreement for the Participant’s own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.
     9. Notices. All notices by the Participant or the Participant’s assignees shall be addressed to the Administrative Agent, Fidelity, through the Participant’s account at www.netbenefits.com, or such other address as the Company may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company’s records.
     10. Other Plans. The Participant acknowledges that any income derived from the Restricted Stock Units shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Affiliate.
     11. Terms of Employment. The Plan is a discretionary plan. The Participant hereby acknowledges that neither the plan nor this Agreement forms part of his terms of employment and nothing in the Plan may be construed as imposing on the Company or any Associated Company a contractual obligation to offer participation in the Plan to any employee of the Company or any Associated Company. The Company or any Associated Company is under no obligation to grant further Shares to any Participant under the Plan. The Participant hereby acknowledges that if he ceases to be an employee of the Company or any Associated Company for any reason, he shall not be entitled by way of compensation for loss of office or otherwise howsoever to any sum or other benefit co compensate him for the loss of any rights under this Agreement or the Plan.

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